United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2015

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

The Landmark @ One Market, Suite 300

San Francisco CA 9405

(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2015, salesforce.com, inc. (the “Company”) awarded cash bonuses to its named executive officers for fiscal year 2015 performance pursuant to the Company’s bonus plan. As discussed in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 7, 2014, the bonus amounts were based primarily on the achievement of specific corporate performance goals as well as individual performance during the Company’s fiscal year 2015, from February 1, 2014 to January 31, 2015, net of mid-year bonus payouts made on September 30, 2014. The following table sets forth the bonus amounts paid on March 31, 2015 to the Company’s named executive officers as approved by the Compensation Committee of the Company’s Board of Directors:

Named Executive Officer	Position	Bonus Amount
Marc Benioff (1)	Chairman of the Board and Chief Executive Officer	$2,096,640
Graham Smith (2)	Executive Vice President (former Chief Financial Officer)	487,500
Keith Block (3)	President and Vice Chairman	728,000
Parker Harris (4)	Co-Founder	473,200
Burke Norton (5)	Chief Legal Officer	473,200
George Hu (6)	Chief Operating Officer	367,250

(1)	Mr. Benioff’s mid-year bonus payout on September 30, 2014 was $720,000.
(2)	Mr. Smith’s mid-year bonus payout on September 30, 2014 was $162,500.
(3)	Mr. Block’s mid-year bonus payout on September 30, 2014 was $250,000.
(4)	Mr. Harris’s mid-year bonus payout on September 30, 2014 was $162,500.
(5)	Mr. Norton’s mid-year bonus payout on September 30, 2014 was $162,500.
(6)	Mr. Hu’s mid-year bonus payout on September 30, 2014 was $162,500. Mr. Hu is currently on a personal leave of absence, as described in the Company’s report on Form 8-K filed November 19, 2014. Pursuant to the terms of his Leave of Absence Agreement filed with the Company’s report on Form 10-Q filed November 26, 2014, Mr. Hu’s March 31, 2015 bonus payout reflects the fact that his total fiscal 2015 bonus payout was pro-rated and was based on his base earnings during that period during fiscal 2015 that he was actively providing service to the Company.

Additionally, on March 31, 2015, Mr. Graham Smith and the Company entered into a Services Agreement (the “Agreement”) pursuant to which the parties agreed that Mr. Smith would continue his employment with the Company beyond March 31, 2015, his previously anticipated retirement date. Under the terms of the Agreement, Mr. Smith will continue his employment with the Company as Executive Vice President and will advise the Company’s Chief Executive Officer (“CEO”) on projects reasonably assigned to him by the CEO, including projects on behalf of the Company involving the Salesforce Foundation. During his employment, Mr. Smith will continue to receive his salary, target bonus opportunity, other employee benefits and vesting of his equity awards at the same levels and eligibility as immediately prior to the Agreement. The Agreement provides that the Company will pay or reimburse Mr. Smith for his reasonable attorney’s fees in connection with the negotiation of the Agreement. The Agreement provides that subject to continued employment, Mr. Smith’s fiscal year 2016 bonus will be payable at 100% of target regardless of performance achievement, to be pro-rated in the event Mr. Smith’s employment terminates for any reason before his fiscal year 2016 bonus otherwise would have been due to him. Mr. Smith’s Change of Control and Retention Agreement will continue to be effective until his employment terminates, but the Agreement otherwise supersedes and replaces any other compensatory or severance arrangements between the Company and Mr. Smith, including the Transition Services Agreement described in the Company’s report on Form 8-K filed February 28, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2015	salesforce.com, inc.

/s/ Burke F. Norton
Burke F. Norton
Chief Legal Officer